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Exchange Traded Notes

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Trade exposure from industrial metals
to grains without the heavy equipment
iPath® Dow Jones-AIG Commodity Sub-Index℠ ETNs now trading

OTHER EXCHANGE TRADED PRODUCTS
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iPATH ANNOUNCEMENTS

Important statements regarding iPath® MSCI India Index℠ ETN

Announcement: 10/26/07

Announcement: 11/05/07

Announcement: 12/07/07

PRESS RELEASE

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

View press release

View related FAQs

GO NARROW, GO BROAD
Get diversified in a single trade with
Commodity iPath ETNs and from
Barclays
Learn More>
Diversification may not protect against market risk.
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-145845
January 28, 2008

Related Links
> Basics of Commodities
Commodity iPath Exchange Traded Notes from Barclays give investors broad or targeted sets of commodity products that can complement a portfolio.
Exhibiting a low to negative correlation with more traditional asset classes like stocks and bonds, commodities can add portfolio diversification by providing differentiated sources of both risk and return.
Commodity iPath Exchange Traded Notes also give you tactical asset allocations with the ability to:
- Fine-tune or tilt existing commodity exposures
- Implement an inflationary hedge
Experience the flexibility and benefits of Commodity iPath ETNs no matter which commodity ETN you choose.
Agriculture
iPath ® Dow Jones–AIG Agriculture Total Return Sub-Index      ETN (JJA)
Energy
iPath ® Dow Jones–AIG Energy Total Return Sub-Index   ETN (JJE)
Grains
iPath ® Dow Jones–AIG Grains Total Return Sub-Index      ETN (JJG)
Livestock
iPath ® Dow Jones–AIG Livestock Total Return Sub-Index      ETN (COW)
Copper
iPath ® Dow Jones–AIG Copper Total Return Sub-Index      ETN (JJC)
Nickel
iPath ® Dow Jones–AIG Nickel Total Return Sub-Index      ETN (JJN)
Industrial Metals
iPath ® Dow Jones–AIG Industrial Metals Total Return Sub-Index      ETN (JJM)
Natural Gas
iPath ® Dow Jones–AIG Natural Gas Total Return Sub-Index    ETN (GAZ)
Oil
iPath ® S&P GSCI     Crude Oil Total Return Index ETN (OIL)
iPath ® Dow Jones-AIG Commodity Index Total Return    ETN (DJP)
iPath ® S&P GSCI    Total Return Index ETN (GSP)
Go Narrow, Go Broad with Commodity iPath ETNs
Go Narrow
Go Broad
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